                                                                    Exhibit 23.3

                           [RP Financial Letterhead]


                                                        October 30, 2001


Board of Trustees/Board of Directors
Westfield Mutual Holding Company
Westfield Financial, Inc.
Westfield Bank
141 Elm Street
Westfield, Massachusetts  01085-2980


Members of the Board of Trustees/Board of Directors:

      We hereby consent to the use of our firm's name in the Form S-1 Registration Statement for Westfield Financial, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Westfield Financial, Inc.

                                Sincerely,

                                RP Financial, LC

                                /s/ James P. Hennessey
                                ----------------------
                                James P. Hennessey
                                Senior Vice President